CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Post-Effective Amendment No. 10 to Form S-8 (File No. 2-55836) and Post-Effective Amendment No. 4 to Form S-3 (File No. 33-8427) of Tasty Baking Company and subsidiaries of our report dated March 10, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the consolidated financial statement schedule, which appears in this form 10-K.





PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 11, 2004

























                                  EXHIBIT 23(a)